Exhibit 99.1
ChargePoint reports fourth quarter and full fiscal year 2023 financial results

Fourth quarter fiscal 2023 revenue of $153 million representing 93% year-over-year growth

•Full fiscal year revenue of $468 million representing 94% year-over-year growth
•ChargePoint's annualized subscription revenue crosses $100 million
•GAAP and Non-GAAP gross margin improved 4 and 3 percentage points quarter-over-quarter, respectively
•ChargePoint guides to first quarter fiscal 2024 revenue of $122-$132 million
•U.S. Postal Service awards ChargePoint partner Rexel Energy Solutions contract for the supply of ChargePoint chargers, cloud-based charger management subscription licenses and extended parts warranty services

Campbell, Calif. – March 2, 2023 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its fourth quarter and full fiscal year ended January 31, 2023.

“ChargePoint delivered its largest sequential revenue growth to date and another record quarter, although below our guidance range as supply challenges for our DC solutions and quarter end shipment challenges at this growth rate persisted,” said Pasquale Romano, President and CEO of ChargePoint. “We continued to extend our technology and market leadership position across North America and Europe this year while driving 94% year-over-year growth and delivering improving gross margin and better operating expense leverage as we progress toward profitability.”
Fourth Quarter Fiscal 2023 Financial Overview

•Revenue. Fourth quarter revenue was $152.8 million, up 93% from $79.3 million in the prior year’s same quarter. Networked charging systems revenue for the fourth quarter was $122.3 million, up 109% from $58.7 million in the prior year’s same quarter and subscription revenue was $25.7 million, up 50% from $17.2 million in the prior year’s same quarter.

•Gross Margin. Fourth quarter GAAP gross margin improved sequentially to 22%, but was flat to the prior year's same quarter. Fourth quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense, amortization from acquired intangible assets and non-recurring restructuring costs, improved sequentially to 23%, but was down from 24% in the prior year's same quarter.

•Net Income/Loss. Fourth quarter GAAP net loss was $78.0 million, as compared to $60.1 million in the prior year's same quarter primarily due to a $16.9 million fair value gain of the assumed common stock warrant liability in the prior year quarter and higher stock-based compensation expense in the current quarter. Non-GAAP pre-tax net loss in the fourth quarter, which primarily excludes $25.7 million in stock-based compensation expense, $3.0 million amortization expense from acquired intangible assets and other items, was $45.5 million as compared to $58.5 million in the prior year's same quarter.
•Liquidity. As of January 31, 2023, cash and short-term investments on the balance sheet were $399.5 million, which includes $50.0 million of at-the-market share offering gross proceeds during the fourth quarter.
•Shares Outstanding. As of January 31, 2023, there were approximately 348 million shares of common stock outstanding.
Full Fiscal 2023 Financial Overview
•Revenue. For the full year, revenue was $468.1 million, an increase of 94% from $241.0 million in the prior year. Networked charging systems revenue for the full year was $363.6 million, an increase of 109% from $173.9 million, and subscription revenue was $85.3 million, up 59% from $53.5 million in the prior year.

•Gross Margin. Full year GAAP gross margin was 18%, down from 22% in the prior year. Full year non-GAAP gross margin, which primarily excludes stock-based compensation expense, amortization from acquired intangible assets and and non-recurring restructuring costs, was 20%, down from 24% in the prior year.
•Operating Expense. Full year GAAP operating expense was $427.7 million, an increase of 34% from $319.0 million in the prior year. Full year non-GAAP operating expense, which primarily excludes stock-based compensation expense, amortization from acquired intangible assets and other items, was $323.7 million, an increase of 35% from $240.0 million in the prior year but $6.3 million below ChargePoint’s most recent full year non-GAAP operating expense guidance midpoint of $330.0 million.
•Net Income/Loss. Full year GAAP net loss was $344.5 million as compared to $132.2 million in the prior year. Full year non-GAAP pre-tax net loss, which primarily excludes stock-based compensation expense, amortization expense and other items, was $235.8 million as compared to $185.5 million in the prior year.
For a reconciliation of GAAP to non-GAAP results, please see the tables below.
First Quarter of Fiscal 2024 Guidance
For the first fiscal quarter ending April 30, 2023, ChargePoint expects revenue of $122 million to $132  million. At the midpoint, this represents an anticipated increase of 56% as compared to the prior year’s same quarter.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its fourth quarter and full-year fiscal 2023 financial results and its outlook for the first quarter of fiscal 2024.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 158 million charging sessions have been delivered, with drivers plugging into the ChargePoint network on average every second. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the first fiscal quarter and fiscal year ending January 31, 2024. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, prolonged and sustained increases in interest rates, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, including the ongoing Russian invasion of Ukraine, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased demand for installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2022, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing ChargePoint’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding amortization expense of acquired intangible assets, non-recurring restructuring costs and stock-based compensation expense. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, non-recurring restructuring costs, non-recurring costs and professional services fees associated with acquisitions and registration filings, and non-cash charges related to tax liabilities.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, earn-out-related payroll tax expense, offering costs allocated to warrant liabilities, non-recurring costs and professional services fees associated with acquisitions and registration filings, non-recurring restructuring costs, and non-cash charges related to the revaluation of warrants, tax liabilities, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.

CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenue
Networked charging systems	$122,331	$58,665	$363,622	$173,850
Subscriptions	25,735	17,209	85,296	53,512
Other	4,761	3,467	19,176	13,644
Total revenue	152,827	79,341	468,094	241,006
Cost of revenue
Networked charging systems	102,189	49,467	318,628	147,313
Subscriptions	14,110	10,083	51,416	31,190
Other	3,536	2,308	12,117	8,970
Total cost of revenue	119,835	61,858	382,161	187,473
Gross profit	32,992	17,483	85,933	53,533
Operating expenses
Research and development	46,721	42,508	194,957	145,043
Sales and marketing	40,550	30,292	142,392	92,550
General and administrative	24,027	23,913	90,366	81,380
Total operating expenses	111,298	96,713	427,715	318,973
Loss from operations	(78,306)	(79,230)	(341,782)	(265,440)
Interest income	2,063	26	5,534	98
Interest expense	(2,966)	—	(9,434)	(1,502)
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	9,237
Change in fair value of assumed common stock warrant liabilities	—	16,911	(24)	47,822
Change in fair value of contingent earnout liability	—	—	—	84,420
Transaction costs expensed	—	—	—	(7,031)
Other income (expense), net	1,078	(575)	(1,569)	(2,775)
Net loss before income taxes	(78,131)	(62,868)	(347,275)	(135,171)
Benefit from income taxes	(119)	(2,719)	(2,816)	(2,930)
Net loss	$(78,012)	$(60,149)	$(344,459)	$(132,241)
Cumulative undeclared dividends on redeemable convertible preferred stock	—	—	—	(4,292)
Deemed dividends attributable to vested option holders	—	—	—	(51,855)
Deemed dividends attributable to common stock warrants holders	—	—	—	(110,635)
Net loss attributable to common stockholders, basic	$(78,012)	$(60,149)	$(344,459)	$(299,023)
Gain attributable to earnout shares issued	—	—	—	(84,420)
Change in fair value of dilutive warrants	—	(17,027)	—	(68,223)
Net loss attributable to common stockholders, diluted	$(78,012)	$(77,176)	$(344,459)	$(451,666)
Net loss per share - Basic	$(0.23)	$(0.18)	$(1.02)	$(1.01)
Net loss per share - Diluted	$(0.23)	$(0.23)	$(1.02)	$(1.49)
Weighted average shares outstanding - Basic	342,796,004	331,239,803	338,488,667	297,421,969
Weighted average shares outstanding - Diluted	342,796,004	331,996,518	338,488,667	302,490,266

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$264,162	$315,235
Restricted cash	30,400	400
Short-term investments	104,966	—
Accounts receivable, net	164,892	75,939
Inventories	68,730	35,879
Prepaid expenses and other current assets	71,020	36,603
Total current assets	704,170	464,056
Property and equipment, net	40,046	34,593
Intangible assets, net	92,673	107,209
Operating lease right-of-use assets	22,242	25,535
Goodwill	213,716	218,484
Other assets	7,110	6,020
Total assets	$1,079,957	$855,897
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$62,076	$27,576
Accrued and other current liabilities	133,342	84,328
Deferred revenue	88,777	77,142
Total current liabilities	284,195	189,046
Deferred revenue, noncurrent	109,833	69,666
Debt, noncurrent	294,936	—
Operating lease liabilities	21,841	25,370
Deferred tax liabilities	12,479	17,697
Other long-term liabilities	1,032	7,104
Total liabilities	724,316	308,883
Stockholders' equity:
Common stock	35	33
Additional paid-in capital	1,528,104	1,366,855
Accumulated other comprehensive loss	(16,384)	(8,219)
Accumulated deficit	(1,156,114)	(811,655)
Total stockholders' equity	355,641	547,014
Total liabilities and stockholders' equity	$1,079,957	$855,897

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended January 31,
	2023	2022
Cash flows from operating activities
Net loss	$(344,459)	$(132,241)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,050	16,457
Non-cash operating lease cost	4,739	4,244
Stock-based compensation	93,350	67,331
Amortization of deferred contract acquisition costs	2,361	1,786
Change in fair value of redeemable convertible preferred stock warrant liability	—	(9,237)
Change in fair value of common stock warrant liabilities	24	(47,822)
Change in fair value of contingent earnout liabilities	—	(84,420)
Change in fair value of earnout liability recognized upon acquisition of ViriCiti	—	2,266
Transaction costs expensed	—	7,031
Reserves and Other	16,324	374
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(94,600)	(38,388)
Inventories	(39,358)	(1,991)
Prepaid expenses and other assets	(37,969)	(23,941)
Operating lease liabilities	(5,043)	(3,460)
Accounts payable	31,476	7,933
Accrued and other liabilities	29,253	21,619
Deferred revenue	51,803	55,281
Net cash used in operating activities	(267,049)	(157,178)
Cash flows from investing activities
Purchases of property and equipment	(18,563)	(16,410)
Purchases of short term investments	(284,835)	—
Maturities of investments	180,000	—
Cash paid for acquisitions, net of cash acquired	(2,756)	(205,330)
Net cash used in investing activities	(126,154)	(221,740)
Cash flows from financing activities
Proceeds from the exercise of warrants	6,884	118,864
Merger and PIPE financing	—	511,646
Payments of transaction costs related to Merger	—	(32,468)
Payment of tax withholding obligations on settlement of earnout shares	—	(20,895)
Proceeds from issuance of debt, net of discount and issuance costs	293,972	—
Repayment of borrowings	—	(36,051)
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	11,446	4,916
Proceeds from issuance of common stock in connection with ATM offerings	49,450	—
Change in driver funds and amounts due to customers	11,107	3,675
Net cash provided by financing activities	372,859	549,687
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(729)	(1,025)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(21,073)	169,744
Cash, cash equivalents, and restricted cash at beginning of period	315,635	145,891
Cash, cash equivalents, and restricted cash at end of period	$294,562	$315,635

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended January 31, 2023		Three Months Ended January 31, 2022		Twelve Months Ended January 31, 2023		Twelve Months Ended January 31, 2022
Cost of Revenue:
GAAP cost of revenue	$119,835		$61,858		$382,161		$187,473
Stock-based compensation expense	(1,080)		(709)		(4,351)		(3,782)
Restructuring costs (1)	(257)		—		(257)		—
Amortization of intangible assets	(756)		(945)		(2,847)		(1,371)
Non-GAAP cost of revenue	$117,742		$60,204		$374,706		$182,320
Non-GAAP gross profit (gross margin as a percentage of revenue)	$35,085	23%	$19,137	24%	$93,388	20%	$58,686	24%

Operating Expenses:
GAAP research and development	$46,721		$42,508		$194,957		$145,043
Stock-based compensation expense	(10,369)		(5,263)		(37,967)		(25,461)
Restructuring costs (1)	(1,149)		—		(1,149)		—
Earn-out-related taxes (2)	—		—		—		(358)
Acquisition-related costs (3)	—		—		—		(86)
Cost related to registration filings	—		—		—		(80)
Non-GAAP research and development (as a percentage of revenue)	$35,203	23%	$37,245	47%	$155,841	33%	$119,058	49%

GAAP sales and marketing	$40,550		$30,292		$142,392		$92,550
Stock-based compensation expense	(4,599)		(2,137)		(17,393)		(9,155)
Restructuring costs (1)	(653)		—		(653)		—
Earn-out-related taxes (2)	—		—		—		(424)
Acquisition-related costs (3)	—		—		—		(43)
Cost related to registration filings	—		—		—		(40)
Amortization of intangible assets	(2,236)		(2,154)		(8,798)		(3,247)
Non-GAAP sales and marketing (as a percentage of revenue)	$33,062	22%	$26,001	33%	$115,548	25%	$79,641	33%

GAAP general and administrative	$24,027		$23,913		$90,366		$81,380
Stock-based compensation expense	(9,657)		(7,330)		(33,639)		(28,934)
Restructuring costs (1)	(113)		—		(113)		—
Earn-out-related taxes (2)	—		—		—		(713)
Acquisition-related costs (3)	(1,295)		(2,760)		(2,297)		(7,878)
Cost related to registration filings	—		—		(473)		(2,518)
Tax exposures	(500)		—		(1,490)		—
Non-GAAP general and administrative (as a percentage of revenue)	$12,462	8%	$13,823	17%	$52,354	11%	$41,337	17%

Non-GAAP Operating Expenses (as a percentage of revenue)	$80,727	53%	$77,069	97%	$323,743	69%	$240,036	100%

	Three Months Ended January 31, 2023		Three Months Ended January 31, 2022		Twelve Months Ended January 31, 2023		Twelve Months Ended January 31, 2022

Net Loss:
GAAP net loss	$(78,012)		$(60,149)		$(344,459)		$(132,241)
Stock-based compensation expense	25,705		15,439		93,350		67,332
Restructuring costs (1)	2,172		—		2,172		—
Earn-out-related taxes (2)	—		—		—		1,495
Acquisition-related costs (3)	1,295		2,760		2,297		8,007
Cost related to registration filings	—		—		473		2,638
Tax exposures	500		—		1,490		—
Amortization of intangible assets	2,992		3,099		11,645		4,618
Change in fair value of preferred stock warrant liability	—		—		—		(9,237)
Change in fair value of assumed common stock warrant liability	—		(16,911)		24		(47,822)
Change in fair value of contingent earn-out liability	—		—		—		(84,420)
Offering costs allocated to warrant liabilities	—		—		—		7,031
Non-GAAP net loss (as a percentage of revenue)	$(45,348)	(30)%	$(55,762)	(70)%	$(233,008)	(50)%	$(182,599)	(76)%
Benefit from income taxes	(119)		(2,719)		(2,816)		(2,930)
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(45,467)	(30)%	$(58,481)	(74)%	$(235,824)	(50)%	$(185,529)	(77)%

(1)Consists of restructuring costs for severances and related termination costs.
(2)Consists of employment taxes paid related to shares issued as part of the earn-out.
(3)Consists of professional services fees related to acquisitions, as well as increase in the ViriCiti Earn-out liability related to the acquisition of ViriCiti Group B.V. in August 2021.